UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 22, 2009

Montavo, Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-29397

33-0619528

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

4957 Lakemont Blvd. Suite 239, Bellevue, WA 98006

(Address of principal executive offices)                        (Zip Code)

(425) 747-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 23, 2009, Wong Peck Ling resigned her position as a member of the Board of Directors and as the Chief Financial Officer of the Company.  Ms. Wong did not have any disagreements with us on any matter relating to our operations, policies or practices.  The Company has provided a copy of the disclosures it is making herein to Ms. Wong and provided her with an option to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether she agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which she does not agree.  The Company will file any letter received as an exhibit to an amended 8K.

On April 22, 2009, Brook Lange was appointed as a member of the Board of Directors.  Mr. Lange has served as Chief Executive Officer since May 8, 2008.

There have been no transactions with Mr. Lang since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAVO, INC.

Date: April 27, 2009

Brook Lang, CEO